Exhibit 99.1

EQT Announces Non-Operated Asset Transaction with Equinor

PITTSBURGH, April 15, 2024 /PRNewswire/ -- EQT Corporation (NYSE: EQT) (“EQT”) announced it has entered into an agreement with Equinor USA Onshore Properties Inc. and their affiliates to sell an undivided 40% interest in its non-operated natural gas assets in Northeast Pennsylvania, representing approximately 225 MMcf/d of forecasted 2025 net production. Consideration for the transaction is comprised of $500 million of cash and upstream and midstream assets as described below. Based on recent strip pricing, EQT forecasts aggregate 2025 free cash flow(1) of approximately $75 million from the non-cash consideration.

The assets EQT is receiving in the transaction consist of:

•	~26,000 net acres in Monroe County, Ohio with 2025E net production of ~135 MMcfe/d directly offsetting EQT-operated acreage

•	~10,000 net acres in Lycoming County, Pennsylvania with 2025E net production of ~15 MMcfe/d in existing EQT-operated assets

•	The remaining 16.25% ownership in EQT-operated gathering systems servicing core operated acreage in Lycoming County, Pennsylvania

•	A gas buy-back agreement whereby Equinor will purchase gas from EQT at a premium to in-basin pricing through the first quarter of 2028

EQT President and CEO Toby Z. Rice stated, “This transaction marks an extremely positive start to our divestiture program, bringing in over $1.1 billion of value, including synergies and development plan optimization, for 40% of our non-operated assets, while retaining gas price upside. We plan to opportunistically divest the remaining portion of our non-operated assets in Northeast Pennsylvania and have tremendous confidence in being able to achieve our de-leveraging goals.”

The transaction is subject to customary closing adjustments, required regulatory approvals and clearances, and is expected to close in late second quarter of 2024. EQT expects no cash tax leakage associated with the transaction.

Advisors

Jefferies LLC acted as lead financial advisor and TD Securities acted as a financial advisor to EQT. Kirkland & Ellis LLP is serving as EQT's legal counsel on the transaction.

(1)	A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

Cameron.Horwitz@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do. To learn more, visit eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and operational performance of EQT Corporation and its subsidiaries (collectively, “EQT”), including statements regarding the proposed transaction between EQT and Equinor, the expected closing of the proposed transaction and the timing thereof; the consideration to be received by EQT in the proposed transaction; the projected volumes and free cash flow to be generated from the assets to be acquired by EQT in the proposed transaction; projected tax impacts from the proposed transaction; potential future sales of EQT’s remaining non-operated assets in Northeast Pennsylvania, if at all; and the anticipated future performance pertaining to the assets to be acquired by EQT in the proposed transaction.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT's control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; EQT's ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates, inflation and other economic uncertainties; EQT's hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, NGLs and oil; cybersecurity risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute EQT's exploration and development plans, including as a result of supply chain and inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of EQT's midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to EQT's business due to acquisitions, divestitures and other strategic transactions, including the pending transaction with Equinor and EQT’s pending transaction with Equitrans Midstream Corporation. These and other risks are described under the "Risk Factors" section and elsewhere in EQT's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and in other documents EQT files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Disclosures

Adjusted Operating Cash Flow, Free Cash Flow, Free Cash Flow Yield and Free Cash Flow Per Share

Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures, excluding capital expenditures attributable to noncontrolling interests. Free cash flow yield is defined as free cash flow divided by market capitalization. Free cash flow per share is defined as free cash flow divided by EQT's weighted average common shares outstanding. Adjusted operating cash flow, free cash flow, free cash flow yield and free cash flow per share are non-GAAP supplemental financial measures used by EQT's management to assess liquidity, including EQT's ability to generate cash flow in excess of its capital requirements and return cash to shareholders. EQT's management believes that these measures provide useful information to external users of EQT's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Adjusted operating cash flow, free cash flow, free cash flow yield and free cash flow per share should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

EQT has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted operating cash flow, free cash flow, free cash flow yield or free cash flow per share to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its payments and its customers' payments, with accuracy to a specific day, months in advance. Furthermore, EQT does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow, free cash flow, free cash flow yield and free cash flow per share. Natural gas prices are volatile and out of EQT's control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted operating cash flow, free cash flow, free cash flow yield or free cash flow per share to projected net cash provided by operating activities, without unreasonable effort.

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